SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 12, 2010
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-53713	27-0383995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN	56538-0496
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (866) 410-8780
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Otter Tail Corporation (the Company) held its Annual Shareholder Meeting on April 12, 2010. As of the February 15, 2010 record date, a total of 35,835,553 common shares were entitled to vote, of which 29,358,088 shares were voted in person or by proxy at the Annual Meeting. The matters voted upon and approved by the Company’s shareholders were:
(1)	the election of three members to the Board of Directors; and
(2)	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010.
The following is a summary of the voting results for each matter presented to the shareholders:
Election of Directors:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes

Arvid R. Liebe	20,036,303	962,393	8,359,392
John C. MacFarlane	19,980,660	1,018,036	8,359,392
Gary J. Spies	20,187,045	811,651	8,359,392
All three directors were re-elected to serve three year terms expiring at the time of the 2013 Annual Shareholder Meeting.
Ratification of the Appointment of Deloitte & Touche LLP:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

28,526,787	592,206	239,095	0
Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION
Date: April 14, 2010	By /s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer